Exhibit 99.1
CASELLA WASTE SYSTEMS, INC. ANNOUNCES REMARKETING OF THE BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE SOLID WASTE DISPOSAL REVENUE BONDS
RUTLAND, Vermont, September 11, 2019 -- Casella Waste Systems, Inc. (“Casella”) (NASDAQ:CWST), a regional solid waste, recycling and resource management services company, today announced that it has commenced the remarketing of $11.0 million aggregate principal amount of the Business Finance Authority of the State of New Hampshire (the “Authority”) Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2013 (the “Bonds”).
The Bonds have a final maturity of April 1, 2029. Pursuant to the indenture under which the Bonds were offered, the interest rate period under which the Bonds were previously issued is expiring on October 1, 2019, and accordingly, the Bonds are being remarketed at a new interest rate for a new interest rate period. The Bonds have been guaranteed by all or substantially all of Casella’s subsidiaries, as required pursuant to the terms of the indenture. The Bonds are not a general obligation of the Authority, nor are they a debt or pledge of the faith and credit of the State of New Hampshire, and are payable solely from amounts received from Casella under the indenture. Casella has issued a notice of a mandatory tender for the Bonds with respect to the expiring interest rate period. The remarketing is expected to become effective on October 1, 2019.
The Bonds are being offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The interest rate period, interest rate and timing of the offerings of the Bonds will depend upon market conditions and other factors, and there can be no assurance that the offerings will be completed.
The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Bonds, nor shall there be any sale of the Bonds in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements”, including, among others, Casella’s intention to remarket the Bonds. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which Casella operates and management’s beliefs and assumptions. Casella cannot guarantee that it actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. Such risks and uncertainties include or relate to, among other things: market conditions and Casella’s ability to consummate the remarketing of the Bonds, as well as additional risks and uncertainties detailed in Item 1A, “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2018. There can be no assurance that Casella will be able to complete the remarketing of the Bonds on the anticipated terms, or at all. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Contact:
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239

Media:
Joseph Fusco
Vice President
(802) 772-2247

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